Exhibit 99.2

GUARANTY AGREEMENT

Dated as of October 1, 2009

From

FIDELITY NATIONAL INFORMATION SERVICES, INC.,

THE OTHER GUARANTORS NAMED HEREIN,

THE ADDITIONAL GUARANTORS REFERRED TO HEREIN,

as Guarantors

in favor of

THE GUARANTEED PARTIES REFERRED TO HEREIN

TABLE OF CONTENTS

		PAGE
SECTION 1.	Guaranty; Limitation of Liability	1
SECTION 2.	Guaranty Absolute	3
SECTION 3.	Waivers and Acknowledgments	4
SECTION 4.	Subrogation	5
SECTION 5.	Payments Free and Clear of Taxes, Etc	6
SECTION 6.	Representations And Warranties of FNIS	6
SECTION 7.	Covenants	6
SECTION 8.	Amendments, Release of Subsidiary Guarantors, Etc	7
SECTION 9.	Guaranty Supplements	7
SECTION 10.	Notices, Etc	8
SECTION 11.	No Waiver; Remedies	8
SECTION 12.	Right of Set-off	8
SECTION 13.	Continuing Guaranty; Assignments under the Receivables Purchase Agreement	9
SECTION 14.	Execution in Counterparts	9
SECTION 15.	GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL, ETC.	9

Exhibit A – Guaranty Supplement

Schedule 1 – Subsidiaries
Schedule 2(b) – Liens
Schedule 3 – Investments
Schedule 4 – Indebtedness
Schedule 5 – Transactions with Affiliates
Schedule 6 – Burdensome Agreements

GUARANTY AGREEMENT

GUARANTY AGREEMENT dated as of October 1, 2009 (this “Guaranty”) made by Fidelity National Information Services, Inc. (“FNIS”), each of the subsidiaries of FNIS listed on the signature pages hereof under the caption “Subsidiary Guarantors” (the “Subsidiary Guarantors”) and the Additional Subsidiary Guarantors (as defined in Section 9) (FNIS, the Subsidiary Guarantors and the Additional Subsidiary Guarantors being, collectively, the “Guarantors” and, individually, a “Guarantor”) in favor of the Guaranteed Parties (as defined in Section 1).

PRELIMINARY STATEMENTS

Reference is made to the Receivables Purchase Agreement dated as of October 1, 2009 (as amended from time to time, the “Receivables Purchase Agreement”) among FIS Receivables SPV, LLC, as the seller (the “SPV”), FNIS, as the servicer (the “Servicer”), the parties serving as receivables administrators from time to time thereunder (collectively, the “Receivables Administrators”), the purchasers party thereto (the “Purchasers”) and JPMorgan Chase Bank, N.A., as collateral agent and administrative agent (the “Agent”). Terms defined in the Receivables Purchase Agreement and not otherwise defined herein are used in this Guaranty as defined in the Receivables Purchase Agreement.

Each Guarantor may receive, directly or indirectly, a portion of the proceeds of the Purchases under the Receivables Purchase Agreement and will derive substantial direct and indirect benefits from the transactions contemplated by the Transaction Documents. It is a condition precedent to the making of Purchases by the Purchasers under the Receivables Purchase Agreement that each Guarantor shall have executed and delivered this Guaranty.

NOW, THEREFORE, in consideration of the premises and in order to induce the Purchasers to make Purchases under the Receivables Purchase Agreement, each Guarantor, jointly and severally with each other Guarantor, hereby agrees as follows:

SECTION 1. Guaranty; Limitation of Liability. (a) Each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, the punctual payment and performance when due, whether at scheduled maturity or by acceleration, demand or otherwise, of all of its Guaranteed Obligations. Without limiting the generality of the foregoing, the liability of each Guarantor shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the SPV to the Agent, the Purchasers, each agent or employee of the Agent performing the duties of the Agent pursuant to Section 8.1(c) of the Receivables Purchase Agreement and the Servicer (if the Servicer is not a Transaction Party or an Affiliate of a Transaction Party) (collectively, the “Guaranteed Parties”) under or in respect of the Transaction Documents but for the fact that they are unenforceable, rejected, rejectable or otherwise not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the SPV.

For purposes of this Guaranty, “Guaranteed Obligations” means all Obligations of the SPV, now or hereafter existing (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing obligations), in each case whether direct or indirect, absolute or contingent, and whether for Yield, Guaranty Protection Repurchase Obligations, Termination Repurchase Obligations, fees, indemnities, contract causes of action, costs, expenses or otherwise.

(b) Each Guarantor, and by its acceptance of this Guaranty, the Agent, on behalf of itself and each other Guaranteed Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Guaranteed Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Guaranteed Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Agent, the other Guaranteed Parties and the Guarantors hereby irrevocably agree that the Guaranteed Obligations of each Subsidiary Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Guaranteed Obligations of such Subsidiary Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance under Bankruptcy Law or any comparable provision of applicable law. For purposes hereof, “Bankruptcy Law” means any proceeding of the type referred to in Section 7.1(f) of the Receivables Purchase Agreement or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

(c) Subject to Section 4 of this Guaranty, each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Guaranteed Party under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor so as to maximize the aggregate amount paid to the Guaranteed Parties under or in respect of the Transaction Documents.

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(d) Each Guarantor hereby agrees that any Indebtedness owed by it to another Transaction Party shall be subordinated to the Guaranteed Obligations of such Guarantor and that any Indebtedness owed to it by another Transaction Party shall be subordinated to the Guaranteed Obligations of such other Transaction Party, it being understood that such Guarantor or such other Transaction Party, as the case may be, may make payments on such intercompany Indebtedness unless an Event of Termination has occurred and is continuing. Each Guarantor further agrees that its guaranty hereunder constitutes a guarantee of payment when due and not of collection.

SECTION 2. Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid in accordance with the terms of the Transaction Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Guaranteed Party with respect thereto. The Guaranteed Obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Transaction Party under or in respect of the Transaction Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the SPV or any other Transaction Party or whether the SPV or any other Transaction Party is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional, and each Guarantor hereby irrevocably waives any defenses (other than payment in full of the Guaranteed Obligations) it may now have or hereafter acquire in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Transaction Document or any agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Transaction Party under or in respect of the Transaction Documents, or any other amendment or waiver of or any consent to departure from any Transaction Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to, or the making of additional Purchases from, the SPV or otherwise;

(c) any taking, exchange, release or non-perfection of any Collateral (as defined in Annex A hereto) or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of its Guaranteed Obligations;

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(d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of its Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of its Guaranteed Obligations or any other Obligations of any Transaction Party under the Transaction Documents or any other assets of any Transaction Party or any of its Subsidiaries;

(e) any change, restructuring or termination of the corporate structure or existence of any Transaction Party or any of its Subsidiaries;

(f) any failure of any Guaranteed Party to disclose to any Transaction Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Transaction Party now or hereafter known to such Guaranteed Party (each Guarantor waiving any duty on the part of the Guaranteed Parties to disclose such information);

(g) the failure of any other Person to execute or deliver this Guaranty, any Guaranty Supplement (as hereinafter defined) or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

(h) any other circumstance or any existence of or reliance on any representation by any Guaranteed Party that might otherwise constitute a defense available to, or a discharge of, any Transaction Party or any other guarantor or surety other than satisfaction in full of the Guaranteed Obligations.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Guaranteed Party or any other Person upon the insolvency, bankruptcy or reorganization of the SPV or any other Transaction Party or otherwise, all as though such payment had not been made.

SECTION 3. Waivers and Acknowledgments. (a) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty (other than any demand, presentment or notice required by the Transaction Documents) and any requirement that any Guaranteed Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Transaction Party or any other Person or, if applicable, any Collateral.

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(b) Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(c) Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Guaranteed Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any other Transaction Party, any other guarantor or any other Person or, if applicable, any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Guaranteed Obligations of such Guarantor hereunder.

(d) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Guaranteed Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Transaction Party or any of its Subsidiaries now or hereafter known by such Guaranteed Party.

(e) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing and sale arrangements contemplated by the Transaction Documents and that the waivers set forth in Section 2 and this Section 3 are knowingly made in contemplation of such benefits.

SECTION 4. Subrogation. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any other Transaction Party that arise from the existence, payment, performance or enforcement of such Guarantor’s Guaranteed Obligations under or in respect of this Guaranty or any other Transaction Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Guaranteed Party against any other Transaction Party or, if applicable, any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any other Transaction Party, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, the SPV’s Repurchase Obligations shall have been performed, Capital shall have been reduced to zero and the Commitments shall have expired or been terminated. If

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any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of Section 5 the payment in full in cash of the Guaranteed Obligations (including, for the avoidance of doubt, amounts payable in respect of the SPV’s Repurchase Obligations) and all other amounts payable under this Guaranty, Section 6 the Termination Date and Section 7 the reduction of Capital to zero, such amount shall be received and held in trust for the benefit of the Guaranteed Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Transaction Documents, or to be held as Collateral for any of such Guarantor’s Guaranteed Obligations or other amounts payable by it under this Guaranty thereafter arising. If (i) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (ii) the Termination Date shall have occurred and (iii) Capital shall have been reduced to zero, the Guaranteed Parties will, at any Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty.

SECTION 5. Payments Free and Clear of Taxes, Etc. Any and all payments by any Guarantor under this Guaranty or any other Transaction Document shall be made in accordance with the terms of the Receivables Purchase Agreement, including the provisions of Section 2.14 of the Receivables Purchase Agreement (and such Guarantor shall make such payments of Taxes and Other Taxes to the extent described in Section 2.14), as though such payments were made by the SPV.

SECTION 6. Representations And Warranties of FNIS. FNIS represents and warrants to the Agent and the Purchasers as to each of the matters set forth on Annex B hereto as if such provisions were fully set forth herein. Unless otherwise defined in the Receivables Purchase Agreement, each of the defined terms used in Annex B shall have the meaning assigned to such term in Annex A hereto.

SECTION 7. Covenants. Until the latest of (i) the date on which all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (ii) the Termination Date and (ii) the date upon which Capital shall have been reduced to zero:

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(a) FNIS shall, and shall (except in the case of the covenants set forth in Section 1, Section 2 and Section 3 of Annex C attached hereto) cause each Restricted Subsidiary to, perform each of the covenants set forth on Annex C hereto as if such provisions were fully set forth herein;

(b) FNIS shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly, take the actions set forth in Annex D hereto as if such provisions were fully set forth herein; and

(c) each Subsidiary Guarantor covenants and agrees that it shall perform and observe, and cause each of its Restricted Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Transaction Documents on its or their part to be performed or observed or that FNIS has agreed to cause such Subsidiary Guarantor or such Restricted Subsidiaries to perform or observe.

Unless otherwise defined therein, each of the defined terms used in Annex C and D shall have the meaning assigned to such term in Annex A hereto.

SECTION 8. Amendments, Release of Subsidiary Guarantors, Etc. No amendment or waiver of any provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Agent and the Guarantors (with the consent of the requisite number of Purchasers specified in the Receivables Purchase Agreement) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. A Subsidiary Guarantor shall automatically be released from this Guaranty and its obligations hereunder if FNIS determines that such Subsidiary Guarantor is no longer required under Section 12 of Annex C hereto to be a Subsidiary Guarantor and gives notice to that effect to the Agent. The Agent will, at FNIS’s expense, execute and deliver to such Subsidiary Guarantor such documents as FNIS shall reasonably request to evidence the release of such Subsidiary Guarantor from its Guarantee hereunder pursuant to this Section 8; provided that FNIS shall have delivered to the Agent a written request therefor and a certificate of FNIS to the effect that the determination is in compliance with the Transaction Documents. The Agent shall be authorized to rely on any such certificate without independent investigation.

SECTION 9. Guaranty Supplements. Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Annex E hereto (each, a “Guaranty Supplement”), (a) such Person shall be referred to as an “Additional Subsidiary Guarantor” and shall become and be a Subsidiary Guarantor and Guarantor hereunder, and each reference in this Guaranty to a

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“Subsidiary Guarantor” or a “Guarantor” shall also mean and be a reference to such Additional Subsidiary Guarantor, and each reference in any other Transaction Document to a “Subsidiary Guarantor” or “Guarantor” shall also mean and be a reference to such Additional Subsidiary Guarantor, and Section 13 each reference herein to “this Guaranty”, “hereunder”, “hereof” or words of like import referring to this Guaranty, and each reference in any other Transaction Document to the “Guaranty”, “thereunder”, “thereof” or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.

SECTION 10. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including, without limitation, telegraphic, telecopy or telex communication or facsimile transmission) and mailed, telegraphed, telecopied, telexed, faxed or delivered to it, if to any Guarantor, addressed to it in care of FNIS at FNIS’s address specified in Section 11.3 of the Receivables Purchase Agreement, if to the Agent or any Purchaser, at its address specified in Section 11.3 of the Receivables Purchase Agreement, or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall be deemed to be given or made at such time as shall be set forth in Section 11.3 of the Receivables Purchase Agreement. Delivery by telecopier or electronic mail of an executed counterpart of a signature page to any amendment or waiver of any provision of this Guaranty or of any Guaranty Supplement to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

SECTION 11. No Waiver; Remedies. No failure on the part of any Guaranteed Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 12. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Termination and (b) the making of the request or the granting of the consent specified by Section 7.1 of the Receivables Purchase Agreement to authorize the Agent to declare that the Termination Date has occurred pursuant to the provisions of said Section 7.1, the Agent and, after obtaining the prior written consent of the Agent and each Purchaser is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, but not any deposits held in a custodial, trust or other fiduciary capacity) at any time held and other indebtedness at any time owing by

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the Agent or such Purchaser to or for the credit or the account of any Guarantor against any and all of the Guaranteed Obligations of such Guarantor now or hereafter existing under any Transaction Document, irrespective of whether the Agent or such Purchaser shall have made any demand under this Guaranty or any other Transaction Document and although such Guaranteed Obligations may be unmatured. The Agent and each Purchaser agrees promptly to notify such Guarantor after any such set-off and application; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent and each Purchaser under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Agent and such Purchaser may have.

SECTION 13. Continuing Guaranty; Assignments under the Receivables Purchase Agreement. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the Termination Date and (iii) the reduction of Capital to zero, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Guaranteed Parties and their permitted successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Guaranteed Party may assign or otherwise transfer all or any portion of its rights and obligations under the Receivables Purchase Agreement (including, without limitation, all or any portion of its Commitments and the Receivable Interests owned by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Guaranteed Party herein or otherwise, in each case as and to the extent provided in Section 9.1 of the Receivables Purchase Agreement. Except as expressly provided in the Receivables Purchase Agreement, no Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of all Purchasers.

SECTION 14. Execution in Counterparts. This Guaranty and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty.

SECTION 15. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL, ETC. (a) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

(c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

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IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized signatory as of the date first above written.

Guarantors:

FIDELITY NATIONAL INFORMATION SERVICES, INC.

By:	/s/ Jason L. Couturier
Name:	Jason L. Couturier
Title:	Vice President and Assistant Treasurer

ASSET EXCHANGE, INC.
CERTEGY CHECK SERVICES, INC.
CERTEGY PAYMENT RECOVERY SERVICES, INC.
CHEX SYSTEMS, INC.
CHEXSYSTEMS COLLECTION AGENCY, INC.
CLEARCOMMERCE CORPORATION
DEPOSIT PAYMENT PROTECTION SERVICES, INC.
EFUNDS IT SOLUTIONS GROUP, INC.
FIDELITY NATIONAL PAYMENT SERVICES, INC.
FIDELITY NATIONAL TRANSACTION SERVICES, INC.
FIS CAPITAL LEASING, INC.
FIS CAPITAL, LLC

By:	/s/ Jason L. Couturier
Name:	Jason L. Couturier
Title:	Authorized Signatory

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ANALYTIC RESEARCH TECHNOLOGIES, INC.
ATM MANAGEMENT SERVICES, INC.
AURUM TECHNOLOGY LLC
CLEAR PAR, LLC
EFD ASIA, INC.
eFUNDS CORPORATION
eFUNDS GLOBAL HOLDINGS CORPORATION
FIDELITY INFORMATION SERVICES, INC.
FIDELITY INFORMATION SERVICES INTERNATIONAL HOLDINGS, INC.
FIDELITY INFORMATION SERVICES INTERNATIONAL, LTD.
FIDELITY INTERNATIONAL RESOURCE MANAGEMENT, INC.
FIDELITY NATIONAL ASIA PACIFIC HOLDINGS, LLC
FIDELITY NATIONAL CARD SERVICES, INC.
FIDELITY NATIONAL E-BANKING SERVICES, INC.
FIDELITY NATIONAL FIRST BANKCARD SYSTEMS, INC.
FIDELITY NATIONAL GLOBAL CARD SERVICES, INC.
FIDELITY NATIONAL INFORMATION SERVICES, LLC
FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.
FIDELITY OUTSOURCING SERVICES, INC.
FIS CORE PROCESSING SERVICES, LLC
FIS ITEM PROCESSING SERVICES, LLC
FIS MANAGEMENT SERVICES, LLC
FIS OUTPUT SOLUTIONS, LLC
INTERCEPT, INC.
PENLEY, INC.
SANCHEZ COMPUTER ASSOCIATES, LLC
SANCHEZ SOFTWARE, LTD.
SECOND FOUNDATION, INC.
WCS ADMINISTRATIVE SERVICES, INC.
WILDCARD SYSTEMS, INC.

By:	/s/ Jason L. Couturier
Name:	Jason L. Couturier
Title:	Vice President and Assistant Treasurer

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METAVANTE CORPORATION, as Guarantor

By:	/s/ Donald W. Layden, Jr.
	Name:	Donald W. Layden, Jr.
	Title:	Senior Executive Vice President and Secretary

METAVANTE HOLDINGS, LLC

By:	/s/ Jason L. Couturier
	Name:	Jason L. Couturier
	Title:	Vice President and Assistant Treasurer

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ADMINISOURCE COMMUNICATIONS, INC.,
as Grantor

By:	/s/ Donald W. Layden, Jr.
	Name:	Donald W. Layden, Jr.
	Title:	Executive Vice President and Secretary

ADVANCED FINANCIAL SOLUTIONS, INC., as Grantor

By:	/s/ Donald W. Layden, Jr.
	Name:	Donald W. Layden, Jr.
	Title:	Senior Vice President, Secretary and Treasurer

BENSOFT, INCORPORATED, as Grantor

By:	/s/ Donald W. Layden, Jr.
	Name:	Donald W. Layden, Jr.
	Title:	Senior Vice President and Secretary

DELMARVA BANK DATA PROCESSING CENTER, LLC, as Grantor

By:	/s/ Donald W. Layden, Jr.
	Name:	Donald W. Layden, Jr.
	Title:	Senior Vice President, Secretary and Treasurer

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ENDPOINT EXCHANGE LLC, as Grantor

By:	/s/ Donald W. Layden, Jr.
	Name:	Donald W. Layden, Jr.
	Title:	Senior Vice President and Secretary

GHR SYSTEMS, INC., as Grantor

By:	/s/ Donald W. Layden, Jr.
	Name:	Donald W. Layden, Jr.
	Title:	Senior Vice President, Secretary and Treasurer

KIRCHMAN COMPANY LLC, as Grantor

By:	/s/ Stacey A. Lombardi
	Name:	Stacey A. Lombardi
	Title:	Vice President and Assistant Secretary

KIRCHMAN CORPORATION, as Grantor

By:	/s/ Donald W. Layden, Jr.
	Name:	Donald W. Layden, Jr.
	Title:	Senior Vice President, Secretary and Treasurer

LINK2GOV CORP., as Grantor

By:	/s/ Donald W. Layden, Jr.
	Name:	Donald W. Layden, Jr.
	Title:	Senior Vice President and Secretary

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MBI BENEFITS, INC., as Grantor

By:	/s/ Donald W. Layden, Jr.
	Name:	Donald W. Layden, Jr.
	Title:	Senior Vice President, Secretary and Treasurer

METAVANTE ACQUISITION COMPANY II LLC, as Grantor

By:	/s/ Donald W. Layden, Jr.
	Name:	Donald W. Layden, Jr.
	Title:	Senior Vice President and Secretary

METAVANTE OPERATIONS RESOURCES CORPORATION, as Grantor

By:	/s/ Donald W. Layden, Jr.
	Name:	Donald W. Layden, Jr.
	Title:	Senior Vice President, Secretary and Treasurer

METAVANTE PAYMENT SERVICES AZ CORPORATION, as Grantor

By:	/s/ Jeffrey A. Lewis
	Name:	Jeffrey A. Lewis
	Title:	President, CEO, Treasurer and Secretary

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METAVANTE PAYMENT SERVICES, LLC, as Grantor

By:	/s/ Jeffrey A. Lewis
	Name:	Jeffrey A. Lewis
	Title:	Chairman, President, CEO, Treasurer and Secretary

NYCE PAYMENTS NETWORK, LLC, as Grantor

By:	/s/ Donald W. Layden, Jr.
	Name:	Donald W. Layden, Jr.
	Title:	Senior Vice President, Secretary and Treasurer

PRIME ASSOCIATES, INC., as Grantor

By:	/s/ Donald W. Layden, Jr.
	Name:	Donald W. Layden, Jr.
	Title:	Senior Vice President, Secretary and Treasurer

TREEV LLC, as Grantor

By:	/s/ Donald W. Layden, Jr.
	Name:	Donald W. Layden, Jr.
	Title:	Senior Vice President and Secretary

VALUTEC CARD SOLUTIONS, LLC, as Grantor

By:	/s/ Donald W. Layden, Jr.
	Name:	Donald W. Layden, Jr.
	Title:	Senior Vice President and Secretary

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VECTORsgi, INC., as Grantor

By:	/s/ Donald W. Layden, Jr.
	Name:	Donald W. Layden, Jr.
	Title:	Senior Vice President, Secretary and Treasurer

VICOR, INC., as Grantor

By:	/s/ Donald W. Layden, Jr.
	Name:	Donald W. Layden, Jr.
	Title:	Senior Vice President and Secretary

18

Accepted and agreed:

JPMORGAN CHASE BANK, N.A., as Agent

By:	Tina L. Ruyter
	Name:	Tina L. Ruyter
	Title:	Vice President

19

ANNEX A

DEFINITIONS

The following terms, as used herein or in Annex B, Annex C or Annex D to this Guaranty, have the following meanings:

“Additional Guarantor” has the meaning specified in Section 12 of Annex C.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Brazilian Joint Venture” means that joint venture among Certegy LTDA, Banco Bradeso S.A. and Banco ABN AMRO Real S.A. and any future members.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases on a balance sheet of the lessee.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by FNIS or any of its Restricted Subsidiaries:

(a) operating deposit accounts maintained by the Restricted Companies;

(b) securities issued or unconditionally guaranteed by the United States government or any agency or instrumentality thereof having maturities of not more than 12 months from the date of acquisition thereof or other durations approved by the Agent;

(c) securities issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than 12 months from the date of acquisition thereof or other durations approved by the Agent and, at the time of acquisition, having a rating of at least “A-2” or “P-2” (or long-term ratings of at least “A3” or “A-”) from either S&P or Moody’s, or, with respect to municipal bonds, a rating of at least MIG 2 or VMIG 2 from Moody’s (or the equivalent thereof);

(d) commercial paper issued by any Purchaser that is a commercial bank or any bank holding company owning any Purchaser;

(e) commercial paper maturing not more than 12 months after the date of creation thereof or other durations approved by the Agent and, at the time of acquisition, having a rating of at least A-1 or P-1 from either S&P or Moody’s and commercial paper maturing not more than 90 days after the creation thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either S&P or Moody’s;

(f) domestic and eurodollar certificates of deposit or bankers’ acceptances maturing no more than one year after the date of acquisition thereof or other durations approved by the Agent which are either issued by any Purchaser or any other banks having combined capital and surplus of not less than $100,000,000 (or in the case of foreign banks, the dollar equivalent thereof) or are insured by the Federal Deposit Insurance Corporation for the full amount thereof;

(g) repurchase agreements with a term of not more than 30 days for, and secured by, underlying securities of the type without regard to maturity described in clauses (b), (c) and (f) above entered into with any bank meeting the qualifications specified in clause (f) above or securities dealers of recognized national standing;

(h) shares of investment companies that are registered under the Investment Company Act of 1940 and invest solely in one or more of the types with regard to maturity of securities described in clauses (b) through (g) above;

(i) asset-backed securities and corporate securities that are eligible for inclusion in money market funds;

(j) fixed maturity securities which are rated BBB- and above by S&P or Baa3 and above by Moody’s; provided that the aggregate amount of Investments by any Person in fixed maturity securities which are rated BBB+, BBB or BBB- by S&P or Baa1, Baa2 or Baa3 by Moody’s shall not exceed 10% of the aggregate amount of Investments in fixed maturity securities by such Person; and

(k) solely with respect to any Foreign Subsidiary, non-Dollar denominated (i) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “A-1” or the equivalent thereof or from Moody’s is at least “P-1” or the equivalent thereof (any such bank being an “Approved Foreign

Bank”) and maturing within 12 months of the date of acquisition or other durations approved by the Agent and (ii) (A) equivalents of demand deposit accounts which are maintained with an Approved Foreign Bank or (B) other temporary investments (with maturities less than 12 months or other durations approved by the Agent) of a non-speculative nature which are made with preservation of principal as the primary objective and in each case in accordance with normal investment practices for cash management of such Foreign Subsidiaries.

“Cash Management Practices” means the cash, Cash Equivalent and short-term investment management practices of the Consolidated Companies as approved by the board of directors or chief financial officer of FNIS from time to time, including any Indebtedness of the Consolidated Companies having a maturity of 92 days or less representing borrowings from any financial institution with which the Consolidated Companies have a depository or other investment relationship in connection with such practices (or any Affiliate of such financial institution), which borrowings may be secured by the cash, Cash Equivalents and other short-term investments purchased by the relevant Consolidated Company with the proceeds of such borrowings.

“Cash on Hand” means, on any day, the sum of the amount of cash, Cash Equivalents and other short-term investments of the Consolidated Companies as set forth on the balance sheet of the Consolidated Companies on the last day of each calendar month ending during the four fiscal quarters most recently ended on or prior to such day, divided by twelve (it being understood that such amount shall exclude in any event any cash and Cash Equivalents identified on such balance sheet as “restricted” or otherwise subject to a security interest in favor of any other Person (other than non-consensual Liens permitted under Section 1 of Annex D).

“Casualty Event” means any event that gives rise to the receipt by FNIS or a Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including improvements therein) to replace or repair such equipment, fixed assets or real property.

“Collateral” means, collectively, the Pool Receivables, Related Security and Collections in respect thereof, the Restricted Accounts and all proceeds thereof, any Cash Assets and any cash collateral under the Receivables Purchase Agreement and all other Securitization Assets of the SPV.

“Consolidated EBITDA” means, as of any date for the applicable period ending on such date with respect to any Person and its Subsidiaries on a consolidated basis, the sum of (a) Consolidated Net Income, plus (b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for, without duplication,

(i) total interest expense,

(ii) income, franchise and similar taxes,

(iii) depreciation and amortization expense (including amortization of intangibles, goodwill and organization costs),

(iv) letter of credit fees,

(v) non-cash expenses resulting from any employee benefit or management compensation plan or the grant of stock and stock options to employees of FNIS or any of its Subsidiaries pursuant to a written plan or agreement or the treatment of such options under variable plan accounting,

(vi) all extraordinary charges,

(vii) non-cash amortization (or write offs) of financing costs (including debt discount, debt issuance costs and commissions and other fees associated with Indebtedness, including the Loans) of such Person and its Subsidiaries,

(viii) cash expenses incurred in connection with the Acquisition or, to the extent permitted hereunder, any Investment permitted under 2 of Annex D (including any Permitted Acquisition), Equity Issuance or Debt Issuance (in each case, whether or not consummated),

(ix) any losses realized upon the Disposition of property or assets outside of the ordinary course of business,

(x) to the extent actually reimbursed, expenses incurred to the extent covered by indemnification provisions in any agreement in connection with a Permitted Acquisition,

(xi) to the extent covered by insurance, expenses with respect to liability or casualty events or business interruption,

(xii) management fees permitted under Section 8 of Annex D,

(xiii) any non-cash purchase accounting adjustment and any non-cash write-up, write-down or write-off with respect to re-valuing assets and liabilities in connection with the Acquisition or any Investment permitted under 2 of Annex D (including any Permitted Acquisition),

(xiv) non-cash losses from Joint Ventures and non-cash minority interest reductions,

(xv) fees and expenses in connection with exchanges or refinancings permitted by Section 11 of Annex D,

(xvi) (A) non-cash, non-recurring charges with respect to employee severance, (B) other non-cash, non-recurring charges so long as such charges described in this clause (B) do not result in a cash charge in a future period (except as permitted under clause (xvi)(C)) and (C) non-recurring charges other than those referred to in clauses (A) and (B) so long as such charges described in this clause (C) do not exceed $30,000,000 during any fiscal year, and

(xvii) other expenses and charges of such Person and its Subsidiaries reducing Consolidated Net Income which do not represent a cash item in such period or any future period; minus

(c) an amount which, in the determination of Consolidated Net Income, has been included for

(i) (A) non-cash gains (other than with respect to cash actually received) and (B) all extraordinary gains, and

(ii) any gains realized upon the Disposition of property outside of the ordinary course of business, plus/minus

(d) unrealized losses/gains in respect of Swap Contracts,

all as determined in accordance with GAAP.

“Consolidated Interest Charges” means, as of any date for the applicable period ending on such date with respect to any Person and its Subsidiaries on a consolidated basis, the amount payable with respect to such period in respect of (a) total interest expense payable in cash plus pay-in-kind interest in respect of Indebtedness (other than Specified Non-Recourse Indebtedness) of the type set forth in clause (a) of the definition thereof (including the interest component under Capitalized Leases, but excluding, to the extent included in interest expense, (i) fees and expenses associated with the consummation of the Transaction, (ii) annual agency fees paid to the Agent, (iii) costs associated with obtaining Swap Contracts, (iv) fees and expenses associated with any Investment permitted under Section 2 of Annex D, Equity Issuance or Debt Issuance (whether or not consummated) and (v) amortization of deferred financing costs), minus (b) interest income with respect to Cash on Hand of such Person and its Subsidiaries earned during such period, in each case as determined in accordance with GAAP.

“Consolidated Net Income” means, as of any date for the applicable period ending on such date with respect to any Person and its Subsidiaries on a consolidated basis, net income (excluding, without duplication, (i) extraordinary items and (ii) any amounts attributable to Investments in any Joint Venture to the extent that (A) such amounts were not earned by such Joint Venture during the applicable period, (B) there exists any legal or contractual encumbrance or restriction on the ability of such Joint Venture to pay dividends or make any other distributions in cash on the Equity Interests of such Joint Venture held by such Person and its Subsidiaries, but only to the extent so encumbered or restricted or (C) such Person does not have the right to receive or the ability to cause to be distributed its pro rata share of all earnings of such Joint Venture) as determined in accordance with GAAP; provided that Consolidated Net Income for any such period shall not include (w) the cumulative effect of a change in accounting principles during such period, (x) any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness, (y) any non-cash charges resulting from mark-to-market accounting relating to Equity Interests and (z) any non-cash impairment charges resulting from the application of Statement of Financial Accounting Standards No. 142 – Goodwill and Other Intangibles and No. 144 – Accounting for the Impairment or Disposal of Long-Lived Assets and the amortization of intangibles including arising pursuant to Statement of Financial Accounting Standards No. 141 – Business Combinations.

“Consolidated Shareholders’ Equity” means, as of any date of determination, the consolidated shareholders’ equity of FNIS and its Subsidiaries that would be reported as shareholders’ equity on a consolidated balance sheet of FNIS and its Subsidiaries prepared as of such date in accordance with GAAP.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Debt Issuance” means the issuance by any Person and its Subsidiaries of any Indebtedness for borrowed money.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition of any property by any Person (including any sale and leaseback transaction and any sale of Equity Interests, but excluding any issuance by such Person of its own Equity Interests), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Termination Date.

“Domestic Subsidiary” means any Subsidiary of FNIS that is organized under the laws of the United States, any state thereof or the District of Columbia.

“Environmental Laws” means any and all applicable Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Equity Issuance” means any issuance for cash by any Person and its Subsidiaries to any other Person of (a) its Equity Interests, (b) any of its Equity Interests pursuant to the exercise of options or warrants, (c) any of its Equity Interests pursuant to the conversion of any debt securities to equity or (d) any options or warrants relating to its Equity Interests. A Disposition shall not be deemed to be an Equity Issuance.

“Exchange Companies” means Investment Property Exchange Services, Inc. and any other Restricted Companies that are engaged in like-kind exchange operations.

“FNIS Administrative Agent” means JPMCB, as administrative agent under the FNIS Credit Agreement.

“FNIS Lender” has the meaning assigned to the term “Lender” in the FNIS Credit Agreement.

“FNIS Loan” has the meaning assigned to the term “Loan” in the FNIS Credit Agreement.

“FNIS Loan Document” shall have the meaning assigned to the term “Loan Documents” in the FNIS Credit Agreement.

“FNIS Loan Parties” shall have the meaning assigned to the term “Loan Parties” in the FNIS Credit Agreement.

“Foreign Subsidiary” means any direct or indirect Subsidiary of FNIS which is not a Domestic Subsidiary

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted under the FNIS Credit Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” means FNIS and each of the Subsidiaries of FNIS party to this Guaranty as of the date hereof and each Additional Guarantor that shall, after the date hereof, become a Guarantor in accordance with Section 12 of Annex C, subject, however, in all cases to the removal of any Guarantor pursuant to Section 12 of Annex C.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments or agreements;

(b) the maximum available amount of all letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c) net obligations of such Person under Swap Contracts (with the amount of such net obligations being deemed to be the aggregate Swap Termination Value thereof as of such date);

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business, (ii) any earn-out obligation until such obligation appears in the liabilities section of the balance sheet of such Person, and (iii) any earn-out obligation that appears in the liabilities section of the balance sheet of such Person, to the extent (A) such Person is indemnified for the payment thereof by a solvent Person reasonably acceptable to the Agent or (B) amounts to be applied to the payment therefore are in escrow);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness;

(g) all obligations of such Person in respect of Disqualified Equity Interests;

(h) indebtedness or similar financing obligations of such Person under any Securitization Financing; and

(i) all Guarantees of such Person in respect of any of the foregoing paragraphs.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is non-recourse to such Person. The amount of Indebtedness of any Person for purposes of clause (e) above shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Interest Coverage Ratio” means, as of the end of any fiscal quarter of FNIS for the four fiscal quarter period ending on such date, the ratio of (a) Consolidated EBITDA of FNIS and its Subsidiaries for such period to (b) Consolidated Interest Charges of FNIS and its Consolidated Subsidiaries for such period.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs debt of the type referred to in clause (h) of the definition of “Indebtedness” set forth in this Annex A in respect of such Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For all purposes of the FNIS Credit Agreement, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Joint Venture” means (a) any Person which would constitute an “equity method investee” of FNIS or any of its Subsidiaries, (b) any other Person designated by FNIS in writing to the FNIS Administrative Agent (which designation shall be irrevocable) as a “Joint Venture” for purposes of the FNIS Credit Agreement and at least 50% but less than 100% of whose Equity Interests are directly owned by FNIS or any of its Subsidiaries, and (c) any Person in whom FNIS or any of its Subsidiaries beneficially owns any Equity Interest that is not a Subsidiary.

“Laws” means, collectively, all applicable international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Leasing Companies” means FNF Capital Leasing, Inc. and its Subsidiaries.

“Leverage Ratio” means, as of the end of any fiscal quarter of FNIS for the four fiscal quarter period ending on such date, the ratio of (a) Total Indebtedness on the last day of such period to (b) Consolidated EBITDA of the Consolidated Companies for such period; provided that the amount of Total Indebtedness determined pursuant to clause (a) above at any date shall be reduced (i) by the amount of any outstanding “Swing Line Loans” or “Revolving Credit Loans” (each, as defined in the FNIS Credit Agreement) drawn for the purpose of credit card settlements so long as (x) such Swing Line Loans and Revolving Credit Loans are repaid within three Business Days after the applicable date regarding which the Leverage Ratio is calculated and (y) FNIS certifies as to the amount of such Swing Line Loans and Revolving Credit Loans and such repayment in the applicable Compliance Certificate and (ii) in the case of any such Indebtedness of a Majority-Owned Subsidiary, by an amount directly proportional to the amount (if any) by which Consolidated EBITDA determined pursuant to clause (b) above for such date was reduced (including through the calculation of Consolidated Net Income) by the elimination of a minority interest in such Majority-Owned Subsidiary owned by a Person other than a Consolidated Company.

“Majority-Owned Subsidiary” means a Consolidated Subsidiary that is not wholly-owned (directly or indirectly) by the Company.

“Metavante Credit Agreement” means the Credit Agreement dated as of November 1, 2007 by and among Metavante Holdings, Metavante Corp., the lenders from time to time party thereto, Lehman Commercial Paper Inc. and Baird Financial Corporation, as documentation agents, Morgan Stanley Senior Funding Inc., as syndication agent and JPMCB, as administrative agent, as the same may be amended from time to time.

“Metavante Loan” has the meaning assigned to the term “Loan” in the Metavante Credit Agreement.

“Metavante Loan Documents” shall have the meaning assigned to the term “Loan Documents” in the Metavante Credit Agreement.

“Metavante Loan Parties” shall have the meaning assigned to the term “Loan Parties” in the Metavante Credit Agreement.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Permitted Acquisition” has the meaning specified in Section 2(h) of Annex D.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder or as otherwise permitted pursuant to Section 3 of Annex D, (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Purchasers as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, taken as a whole, (d) the terms and conditions (including, if applicable, as to collateral) of any such modified, refinanced, refunded, renewed or extended Indebtedness are not materially less favorable to the Transaction Parties or the Purchasers than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended, taken as a whole, (e) such modification, refinancing, refunding, renewal or extension is incurred by the Person who is the obligor (or another of the Restricted Companies, at the election of FNIS, provided that if the obligor is a Transaction Party, such other Restricted Company must also be a Transaction Party) on the Indebtedness being modified, refinanced, refunded, renewed or extended, and such new or additional obligors as are or become Transaction Parties in accordance with Section 12 of Annex C and with respect to subordinated Indebtedness the obligations of such obligors shall be subordinated in right of payment to the Obligations on terms at least as favorable to the Purchasers as those contained in documentation governing the Indebtedness, taken as a whole and (f) at the time thereof, no Event of Termination shall have occurred and be continuing.

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” means, for purposes of calculating compliance with the Leverage Ratio or each of the financial covenants set forth in Section 10 of Annex D in respect of a Specified Transaction, that such Specified Transaction and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction”, shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by any Restricted Company in connection with such Specified Transaction, and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that the foregoing pro forma adjustments may be applied to the Leverage Ratio and the financial covenants set forth in Section 10 of Annex D to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and may take into account cost savings for which the necessary steps have been implemented or are reasonably expected to be implemented within twelve months after the closing of the applicable Permitted Acquisition.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of any Restricted Company, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to FNIS’s stockholders, partners or members (or the equivalent Persons thereof).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“SEC” means the U.S. Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Securitization Assets” means any accounts receivable, royalty or revenue streams, other financial assets, proceeds and books, records and other related assets incidental to the foregoing subject to a Securitization Financing.

“Securitization Financing” has the meaning referred to in Section 3(v) of Annex D.

“Securitization Vehicle” means one or more special purpose vehicles that are, directly or indirectly, wholly-owned Subsidiaries of FNIS and are Persons organized for the limited purpose of entering into a Securitization Financing by purchasing, or receiving by way of capital contributions, sale or other transfer, assets from FNIS and its Subsidiaries and obtaining financing for such assets from third parties, and whose structure is designed to insulate such vehicle from the credit risk of FNIS. It is understood and agreed that the SPV is a Securitization Vehicle.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Non-Recourse Indebtedness” has the meaning set forth in Section 3(f) of Annex D.

“Specified Transaction” means, any Investment or incurrence of Indebtedness in respect of which compliance with the financial covenants set forth in Section 10 of Annex D is by the terms of the FNIS Credit Agreement required to be calculated on a Pro Forma Basis.

“Subsidiary Guarantor” has the meaning specified in the FNIS Credit Agreement.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward contracts, futures contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, repurchase agreements, reverse repurchase agreements, sell buy backs and buy sell back agreements, and securities lending and borrowing agreements or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master

Agreement, or any other master agreement or related schedules, including any such obligations or liabilities arising therefrom.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Purchaser or any Affiliate of a Purchaser).

“Total Assets” means, at any time, the total assets appearing on the most recently prepared consolidated balance sheet of such Person as of the end of the most recent fiscal quarter of such Person for which such balance sheet is available, prepared in accordance with GAAP.

“Total Consolidated Assets” means, at any time, the total assets appearing on the most recently prepared consolidated balance sheet of FNIS and its Consolidated Subsidiaries as of the end of the most recent fiscal quarter of FNIS and its Consolidated Subsidiaries for which such balance sheet is available, prepared in accordance with GAAP.

“Total Indebtedness” means, without duplication, (a) the aggregate Outstanding Amount of all Capital Investments and all FNIS Loans and Metavante Loans, the aggregate undrawn amount of all outstanding trade “Letters of Credit” and all “Unreimbursed Amounts” (each, as defined in the FNIS Credit Agreement) and (b) all other Indebtedness of the Consolidated Companies of the type referred to in clauses (a), (b) (but solely in respect of letters of credit and bankers’ acceptances, and solely to the extent drawn and not yet reimbursed), (d), (e), (f) and (h) of the definition thereof and all Guarantees of FNIS and its Subsidiaries in respect of such Indebtedness of any other Person, in each case other than Specified Non-Recourse Indebtedness.

“Transaction” means, collectively, (a) the execution , delivery and performance by the Transaction Parties of the Transaction Documents, (b) the purchase and sale of Receivables pursuant to the transaction Documents and (c) the payment of the fees and expenses incurred in connection with the foregoing.

“Vault Cash Operations” means the vault cash or other arrangements pursuant to which various financial institutions fund the cash requirements of automated teller machines and cash access facilities operated by the Consolidated Companies at customer locations.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

ANNEX B

REPRESENTATIONS AND

WARRANTIES

Section 1. Existence, Qualifications and Power; Compliance With Laws. Each Restricted Company (a) is a Person, validly existing and in good standing under the Laws of the jurisdiction of its organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Transaction Documents to which it is a party, (c) is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws (including, without limitation, Environmental Laws), orders, writs and injunctions, and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clauses (a) (other than with respect to FNIS), (c), (d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 2. Authorization; No Contravention. The execution, delivery and performance by each Transaction Party of each Transaction Document to which such Person is a party are (a) within such Transaction Party’s corporate or other powers, (b) have been duly authorized by all necessary corporate, shareholder or other organizational action, and (c) do not and will not (i) contravene the terms of (A) any of such Person’s Organization Documents, (B) the FNIS Loan Documents or (C) the Metavante Loan Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 1 of Annex D), or require any payment to be made under, (A) any documentation governing any Permitted Subordinated Indebtedness, (B) any other Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (C) any order, injunction, writ or decree, of or with any Governmental Authority or any arbitral award to which such Person or its property is subject, or (iii) violate, in any material respect, any Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (ii) to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

Section 3. Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required to be made or obtained by any Transaction Party in connection with (a) the execution, delivery or performance by any Transaction Party of any Transaction Document, (b) the grant by any Transaction Party of the Liens granted pursuant to the Transaction Documents, (c) the perfection or maintenance of the Liens created under the Transaction Documents (including the priority thereof) or (d) the exercise by the Agent or any Purchaser of its rights under the Transaction Documents or the remedies in respect of the Collateral pursuant to the Transaction Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Transaction Parties in favor of the Agent for the benefit of the Purchasers, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force, and (iii) those approvals, consents, exemptions, authorizations, actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

Section 4. Binding Effect. Each Transaction Document has been duly executed and delivered by each Transaction Party that is party thereto. Each Transaction Document constitutes a legal, valid and binding obligation of each Transaction Party that is a party thereto, enforceable against such Transaction Party in accordance with its terms, except as such enforceability may be limited by bankruptcy insolvency, reorganization, receivership, moratorium or other Laws affecting creditors’ rights generally and by general principles of equity.

Section 5. Financial Statements; No Material Adverse Effect. (a) The (i) audited consolidated balance sheet of FNIS and its Subsidiaries for the fiscal year ended December 31, 2008, and the related consolidated statements of income, shareholders’ equity and cash flows for such fiscal year of FNIS and its Subsidiaries, including the notes thereto and (ii) unaudited consolidated balance sheet of FNIS and its Subsidiaries dated June 30, 2009, and the related consolidated statements of income, shareholders’ equity and cash flows for the two fiscal quarter period ended on such date fairly present in all material respects the financial condition of FNIS and its Subsidiaries as of the date thereof and their results of operations and cash flows for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein (and, with respect to unaudited financial statements, the absence of footnotes and subject to such adjustments as would be made in connection with the audit of financial statements for the relevant period).

(b) Since December 31, 2008, there has been no change, effect, event or, occurrence that has had or would reasonably be expected to have a Material Adverse Effect.

(c) The forecasts prepared by management of FNIS of consolidated balance sheets, income statements and cash flow statements for each fiscal quarter of 2009 and 2010 ended after the Closing Date and for each fiscal year commencing with the fiscal year ending on December 31, 2009 through the fiscal year ending on December 31, 2013, copies of which have been furnished to the Agent and the Purchasers prior to the Closing Date, have been prepared in good faith based upon assumptions believed in good faith by FNIS to be reasonable in light of conditions existing at the time of preparation, it being understood that (i) such forecasts, as to future events, are not to be viewed as facts, that actual results during the period or periods covered by any such forecasts may differ significantly from the forecasted results and that such differences may be material and that such forecasts are not a guarantee of financial performance and (ii) no representation is made with respect to information of a general economic or general industry nature.

Section 6. Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of FNIS, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority by or against FNIS or any of its Restricted Subsidiaries or against any of their properties or revenues that either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 7. Ownership of Property; Liens. Each Transaction Party and each of its Restricted Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 1 of Annex D and except where the failure to have such title or the existence of such Lien could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 8. Taxes. FNIS and its Subsidiaries have filed all Federal and material state and other tax returns and reports required to be filed, and have paid all Federal and material state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (i) which are not overdue by more than 30 days, (ii) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (iii) with respect to which the failure to make such filing or payment could not reasonably be expected to have a Material Adverse Effect.

Section 9. ERISA Compliance. (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA and the Code except to the extent that non-compliance could not reasonably be expected to have a Material Adverse Effect. In the preceding five years, each Transaction Party and each ERISA Affiliate have made all required contributions to each Pension Plan subject to Section 412 of the Code, and in the preceding five years, no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan, except to the extent a failure to make such contributions or application, as the case may be, could not reasonably be expected to have a Material Adverse Effect.

(b) There are no pending or, to the knowledge of FNIS, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.

(c) No ERISA Event has occurred or is reasonably expected to occur; (i) no Pension Plan has an “accumulated funding deficiency” (as defined in Section 412 of the Code), whether or not waived, and no application for a waiver of the minimum funding standard has been filed with respect to any Pension Plan; (ii) none of FNIS nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums not yet due or premiums due and not yet delinquent under Section 4007 of ERISA); (iii) none of FNIS nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iv) none of FNIS nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 9(c), as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 10. Subsidiaries; Equity Interests. As of the Closing Date (after giving effect to the Acquisition), Schedule 1 (i) sets forth the name and jurisdiction of organization of each Subsidiary of FNIS (other than Subsidiaries that in the aggregate represent less than the greater of (x) 5% of the Total Consolidated Assets and (y) 5% of the Consolidated EBITDA of FNIS and its Consolidated Subsidiaries) and (ii) sets forth the ownership interest of FNIS and any other Subsidiary in each such Subsidiary, including the percentage of such ownership.

Section 11. Margin Regulations; Investment Company Act. No proceeds of any sale of Receivables under the Transaction Documents will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in violation of Regulation U (as defined in the Receivables Purchase Agreement). None of the Transaction Parties, any Person Controlling any of the foregoing, nor any Restricted Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 12. Disclosure. No report, financial statement, certificate or other written information furnished by or on behalf of any Transaction Party to the Agent or any Purchaser in connection with the transactions contemplated hereby and the negotiation of the Receivables Purchase Agreement or delivered thereunder or any other Transaction Document (as modified or supplemented by other information so furnished) when taken as a whole (and considered together with all information publicly disclosed by the Consolidated Companies) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under and at the time which they were made, not materially misleading; provided that, with respect to financial estimates, projected or forecasted financial information and other forward-looking information, FNIS represents and warrants only that such information was prepared in good faith based upon assumptions believed by FNIS to be reasonable in light of conditions existing at the time of preparation; it being understood that (i) such projections and forecasts, as to future events, are not to be viewed as facts, that actual results during the period or periods covered by any such projections or forecasts may differ significantly from the projected or forecasted results and that such differences may be material and that such projections and forecasts are not a guarantee of financial performance and (ii) no representation is made with respect to information of a general economic or general industry nature.

Section 13. Solvency. On the Closing Date, after giving effect to the Acquisition and each of the transactions contemplated by the Receivables Purchase Agreement and the other transactions to occur on the Closing Date, the Transaction Parties, on a consolidated basis, are Solvent.

Section 14. Perfection, Etc. All filings and other actions necessary to perfect and protect the Liens in the Collateral created under and in the manner contemplated by the Receivables Purchase Agreement and the Control Agreements have been duly made or taken or otherwise provided for in the manner reasonably requested by the Agent and are in full force and effect, and the Receivables Purchase Agreement and Control Agreements create in favor of the Agent for the benefit of the Purchasers a valid and, together with such filings and other actions, perfected first priority Lien in the Collateral, securing the payment of the Obligations, subject to Liens created or permitted pursuant to the Transaction Documents. The SPV is the legal and beneficial owner of the Collateral free and clear of any Liens, except for the Liens created or permitted pursuant to the Transaction Documents.

ANNEX C

AFFIRMATIVE COVENANTS

Section 1. Financial Statements. Deliver to the Agent for further distribution to each Purchaser:

(a) as soon as available, but in any event within 105 days after the end of each fiscal year of FNIS beginning with the fiscal year ending on December 31, 2009, a consolidated balance sheet of FNIS and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, and audited and accompanied by a report and opinion of KPMG LLP or any other independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; provided that if the independent auditor provides an attestation and a report with respect to management’s report on internal control over financial reporting and its own evaluation of internal control over financial reporting, then such report may include a qualification or limitation due to the exclusion of any acquired business from such report to the extent such exclusion is permitted under rules or regulations promulgated by the SEC or the Public Company Accounting Oversight Board.

(b) as soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of FNIS beginning with the fiscal quarter ending on September 30, 2009, a consolidated balance sheet of FNIS and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, setting forth, in each case, in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of FNIS as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of FNIS and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

(c) As soon as available, but in any event no later than 105 days after the end of each fiscal year, forecasts prepared by management of FNIS, in form reasonably satisfactory to the Agent of consolidated balance sheets, income statements and cash flow statements of FNIS and its Subsidiaries for the fiscal year following such fiscal year then ended, which shall be prepared in good faith upon reasonable assumptions at the time of preparation and which shall state therein all the material assumptions on the basis of which such forecasts were prepared), it being understood that actual results may vary from such forecasts and that such variations may be material; provided that compliance with this Section 1 shall not be required so long as FNIS achieves and maintains at least two of the following three ratings: (i) a corporate credit rating of BBB- or higher from S&P, (ii) a corporate family rating of Baa3 or higher from Moody’s and (iii) an issuer default rating of BBB- or higher from Fitch Ratings.

(d) if there are any Unrestricted Subsidiaries as of the last day of any fiscal quarter, simultaneously with the delivery of each set of consolidated financial statements referred to in (a) and (b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries from such consolidated financial statements.

Section 2. Certificates; Other Information. Deliver to the Agent for further distribution to each Purchaser:

(a) no later than five days after the delivery of each set of consolidated financial statements referred to in Section 1(a), a certificate of FNIS’s independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Event of Termination under Section 10 of Annex D or, if any such Event of Termination shall exist, stating the nature and status of such event;

(b) no later than five Business Days after the delivery of each set of consolidated financial statements referred to in Section 1(a) and 1(b), a duly completed Compliance Certificate signed by a Responsible Officer of FNIS;

(c) promptly after the same are publicly available, copies of each annual report, proxy or financial statement sent to the stockholders of FNIS, and copies of all annual, regular, periodic and special reports and registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) which FNIS files, copies of any report, filing or communication with the SEC under Section 13 or 15(d) of the 1934 Act, or with any Governmental Authority that may be substituted therefor, or with any national securities exchange, and in any case not otherwise required to be delivered to the Agent pursuant hereto;

(d) promptly after the furnishing thereof, copies of any notices of default or acceleration received by any Transaction Party or notices of default or acceleration furnished by any Transaction Party to any holder of debt securities of any of the Restricted Companies pursuant to the terms of any documentation governing any Permitted Subordinated Indebtedness in a principal amount greater than the Threshold Amount and not otherwise required to be furnished to the Purchasers;

(e) promptly after the receipt thereof by a Specified Responsible Officer of FNIS, copies of each notice or other correspondence received from any Governmental Authority concerning any material investigation or other material inquiry regarding any material violation of applicable Law by any Restricted Company which would reasonably be expected to have a Material Adverse Effect;

(f) [reserved]; and

(g) promptly after any request therefor, such additional information regarding the business, legal, financial or corporate affairs of any Restricted Company, or compliance with the terms of the Transaction Documents, as the Agent or any Purchaser through the Agent may from time to time reasonably request.

Documents required to be delivered pursuant to Section 1(a) or (b) or Section 2(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (a) on which FNIS posts such documents, or provides a link thereto on FNIS’s website on the Internet at www.investor.fidelityinfoservices.com/sec.cfm; or (b) on which such documents are posted on FNIS’s behalf on IntraLinks or other relevant website, to which each Purchaser and the Agent are granted access (whether a commercial, third-party website or whether sponsored by the Agent); provided that FNIS shall notify (which may be by facsimile or electronic mail or by an automated electronic alert of a posting) the Agent of the posting of any such documents which notice may be included in the Compliance Certificate delivered pursuant to Section 2(b). Except for such Compliance Certificate, the Agent shall have no obligation to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by FNIS with any such request for delivery, and each Purchaser shall be solely responsible for requesting delivery to it or maintaining its copies of such documents. FNIS hereby acknowledges that the Agent and/or the Arranger will make available to the Purchasers materials and/or information provided by or on behalf of the Transaction Parties hereunder by posting the FNIS Materials on IntraLinks or another similar electronic system.

Section 3. Notices. Promptly notify the Agent after any Specified Responsible Officer obtains knowledge of:

(a) the occurrence of any Event of Termination or Potential Event of Termination; and

(b) any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect, including any matter arising out of or resulting from (i) breach or non-performance of, or any default under, a Contractual Obligation of any Transaction Party or any Subsidiary, (ii) any dispute, litigation, investigation, proceeding or suspension between any Transaction Party or any Restricted Subsidiary and any Governmental Authority, (iii) the commencement of, or any material adverse development in, any litigation, investigation or proceeding affecting any Transaction Party or any Subsidiary, or (iv) the occurrence of any ERISA Event.

Each notice pursuant to this Section 3 shall be accompanied by a written statement of a Responsible Officer of FNIS (x) that such notice is being delivered pursuant to Section 1(a) or (b) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action such party has taken and proposes to take with respect thereto. Each notice pursuant to Section 1(a) shall describe with particularity to the extent known any and all provisions of the Receivables Purchase Agreement and any other Transaction Document in respect of which such Event of Termination or Potential Event of Termination exists.

Section 4. Payment of Obligations. Pay, discharge or otherwise satisfy as the same shall become due and payable, all of its obligations and liabilities except, in each case, to the extent the failure to pay or discharge the same could not reasonably be expected to have a Material Adverse Effect or such obligations or liabilities are being contested in good faith by appropriate proceedings.

Section 5. Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 5 of Annex D (and, in the case of any Restricted Subsidiary, to the extent the failure to do so, could not reasonably be expected to have a Material Adverse Effect) and (b) take all reasonable action to maintain all rights, privileges (including its good standing), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 6. Maintenance of Properties. Except if the failure to do so could not reasonably be expected to have a Material Adverse Effect, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, ordinary wear and tear excepted and casualty and condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions to material properties and equipment in accordance with prudent industry practice.

Section 7. Maintenance of Insurance. Maintain with financially sound and reputable insurance companies, insurance of such types and in such amounts

(after giving effect to any self-insurance) reasonable and customary for similarly situated Persons engaged in the same or similar businesses as FNIS and the Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons except, in the case of Foreign Subsidiaries, to the extent that the failure to maintain such insurance with respect to one or more Foreign Subsidiaries could not reasonably be expected to result in a Material Adverse Effect.

Section 8. Compliance With Laws. Comply in all material respects with the requirements of all Laws (including, without limitation, Environmental Laws) and all orders, writs, injunctions, and decrees applicable to it or to its business or property, except if the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect or the necessity of compliance therewith is being contested in good faith by appropriate proceedings.

Section 9. Books and Records. Maintain proper books of record and account, in a manner to allow financial statements to be prepared in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of FNIS or such Restricted Subsidiary, as the case may be.

Section 10. Inspection Rights. With respect to any Transaction Party, permit representatives and independent contractors of the Agent and each Purchaser to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of such Transaction Party and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to FNIS; provided that, excluding any such visits and inspections during the continuation of an Event of Termination, only the Agent on behalf of the Purchasers may exercise rights under this Section 10 and the Agent shall not exercise such rights more often than once during any calendar year absent the existence of an Event of Termination and such inspections shall be conducted at the sole expense of the Agent without charge to any Transaction Party; provided further that when an Event of Termination exists the Agent or any Purchaser (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Originators at any time during normal business hours and upon reasonable advance notice. The Agent and the Purchasers shall give FNIS the opportunity to participate in any discussions with FNIS’s accountants.

Section 11. Designation of Subsidiaries. FNIS may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) other than in the case of the designation of (x) a Joint Venture in existence on the Closing Date that thereafter becomes a Subsidiary or (y) a Securitization Vehicle (each, an “Excluded Unrestricted Subsidiary”), immediately before and after such designation, no Potential Event of Termination shall have occurred and be continuing, (ii) other than in the case of the designation of a Excluded Unrestricted Subsidiary, immediately after giving effect to such designation, FNIS and its Consolidated Subsidiaries shall be in compliance, on a Pro Forma Basis, with the covenants set forth in Section 10 of Annex D (and, as a condition precedent to the effectiveness of any such designation, FNIS shall deliver to the Agent a certificate setting forth in reasonable detail the calculations demonstrating such compliance), (iii) neither the borrower under the Metavante Credit Agreement nor any borrower under the FNIS Credit Agreement may be designated as an Unrestricted Subsidiary, (iv) no designation of a Restricted Subsidiary as an Unrestricted Subsidiary, other than an Excluded Unrestricted Subsidiary, shall be effective if, immediately after such designation, (1) the Consolidated EBITDA of the Unrestricted Subsidiaries would exceed 10% of the Consolidated EBITDA of the Consolidated Companies for the four fiscal quarter period then most recently ended or (2) the Total Assets of all Unrestricted Subsidiaries would exceed 5% of the Total Consolidated Assets, in each case determined without regard to any Excluded Unrestricted Subsidiary at any time after such Person becomes a Subsidiary, and (v) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of any Permitted Subordinated Indebtedness. The designation of any Subsidiary (other than a Securitization Vehicle) as an Unrestricted Subsidiary shall constitute an Investment by the applicable Restricted Companies therein at the date of designation in an amount equal to the net book value (or, in the case of any guarantee or similar Investment, the amount) of the Restricted Companies’ Investments therein. If any Person becomes a Restricted Subsidiary on any date after the Closing Date (including by redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary), the Indebtedness of such Person outstanding on such date will be deemed to have been incurred by such Person on such date for purposes of Section 3 of Annex D, but will not be considered the sale or issuance of Equity Interests for purposes of Section 5 of Annex D.

Section 12. Covenant to Guarantee Obligations.

(a) FNIS shall cause the following Restricted Subsidiaries to guarantee the Guaranteed Obligations: such Restricted Subsidiaries as shall constitute (x) at least 95% of the Consolidated EBITDA of FNIS and its Domestic Subsidiaries (excluding, for the purposes of such calculation, (1) all Unrestricted Subsidiaries, but including any Subsidiaries that were, at one time, designated as Unrestricted Subsidiaries, but have been redesignated as Restricted Subsidiaries pursuant to Section 11 of this Annex C and (2) all Prohibited Restricted Subsidiaries described in the following sentence for so long as the relevant Indebtedness remains outstanding) for the four fiscal quarters most recently ended for which financial statements have been delivered pursuant to Section 1 of this Annex C and (y) at least 95% of the Total Assets of FNIS and its Domestic Subsidiaries (excluding, for the purposes of such calculation, (1) all Unrestricted Subsidiaries, but including any Subsidiaries that were, at one time, designated as Unrestricted Subsidiaries, but have been redesignated as Restricted Subsidiaries pursuant to Section 11 of this Annex C and (2) all Prohibited Restricted Subsidiaries described in the following sentence for so long as the relevant Indebtedness remains outstanding) as of the last day of the fiscal quarter most recently ended for which financial statements have been delivered pursuant to Section 1 of this Annex C. Notwithstanding the foregoing, (i) any Restricted Subsidiary that is a guarantor of any Permitted Subordinated Indebtedness shall also be required to be a Guarantor, (ii) no Subsidiary shall be required to be a Guarantor if such Subsidiary is a Foreign Subsidiary or a Domestic Subsidiary of a Foreign Subsidiary and (iii) no Restricted Subsidiary that is prohibited from guaranteeing the Guaranteed Obligations pursuant to documents governing any Indebtedness assumed in connection with a Permitted Acquisition and not incurred in contemplation thereof (each, a “Prohibited Restricted Subsidiary”) shall be required to become a Guarantor for so long as such Indebtedness remains outstanding.

(b) At the end of each fiscal quarter of FNIS, FNIS shall determine whether any Restricted Companies that are not currently Guarantors shall be required, pursuant to the provisions of clause (a) above to become Guarantors and, within 60 days after the end of such fiscal quarter (or such longer period as the Agent may agree in its reasonable discretion), will at FNIS’s expense, cause any new Guarantors (each, an “Additional Guarantor”) to duly execute and deliver to the Agent a guaranty substantially in the form of Exhibit I to the Receivables Purchase Agreement (either directly or via a guaranty supplement) or such other form of guaranty or guaranty supplement to guarantee the Guaranteed Obligations in form and substance reasonably satisfactory to the Agent and FNIS, it being understood and agreed that each Subsidiary that is required to be a Guarantor on the Closing Date shall duly execute and deliver to the Agent a Guaranty on the Closing Date; provided that in connection with any acquisition of any Restricted Company, if any Subsidiary that is not already a Guarantor shall be required, pursuant to the provisions of clause (a) above to become a Guarantor, FNIS shall, in each case at FNIS’s expense and within 30 days of being so required, cause such Subsidiary to duly execute and deliver to the Agent a Guaranty.

(c) Notwithstanding anything to the contrary in this Agreement, to the extent that FNIS shall determine at any time that certain Restricted Subsidiaries that are not required to be Guarantors pursuant to clause (a) above are parties to the Guaranty, FNIS shall be entitled to give notice to that effect to the Agent whereupon such Restricted Subsidiaries shall no longer be deemed to be Guarantors and the Agent shall promptly release each such Restricted Subsidiary from the Guaranty.

Section 13. Further Assurances. Promptly upon reasonable request by the Agent, (i) correct any material defect or error that may be discovered in the execution, acknowledgement, filing or recordation of any Transaction Document or other document or instrument relating to any Collateral and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Agent may reasonably require from time to time in order to carry out more effectively the purposes of the Transaction Documents.

ANNEX D

NEGATIVE COVENANTS

Section 1. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) (i) Liens pursuant to any Transaction Document, (ii) Liens granted by the FNIS Loan Parties pursuant to any FNIS Loan Document and (iii) Liens granted by the Metavante Loan Parties pursuant to any Metavante Loan Document;

(b) Liens existing on the Closing Date and listed on Schedule 2(b) and any modifications, replacements, renewals or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 3, and (B) proceeds and products thereof and (ii) the modification, replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens (if such obligations constitute Indebtedness) is permitted by Section 3;

(c) Liens for taxes, assessments or governmental charges which are not overdue for a period of more than 30 days, or, if more than 30 days overdue, (i) which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or (ii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;

(d) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business which secure amounts not overdue for a period of more than 30 days or, if more than 30 days overdue, (i) no action has been taken to enforce such Lien, (ii) such Lien is being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or (iii) with respect to which the failure to make payment as to all such amounts, in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

(e) (i) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, (ii) Liens incurred in the ordinary course of business securing insurance premiums or reimbursement obligations under insurance policies or (iii) obligations in respect of letters of credit or bank guarantees that have been posted by a Restricted Company to support the payment of the items set forth in clauses (i) and (ii) of this Section 1(e);

(f) (i) deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds, performance and completion guarantees and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business and (ii) obligations in respect of letters of credit or bank guarantees that have been posted by a Restricted Company to support the payment of items set forth in clause (i) of this Section 1(f);

(g) easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, in the aggregate, do not in any case materially and adversely interfere with the ordinary conduct of the business of the applicable Person;

(h) Liens securing judgments for the payment of money not constituting an Event of Termination under paragraph (h) of Section 7.1 of the Receivables Purchase Agreement;

(i) Liens arising in connection with the Cash Management Practices, including Liens securing borrowings from financial institutions and their Affiliates permitted under Section 3(m) to the extent specified therein;

(j) (i) leases, licenses, subleases or sublicenses granted to other Persons in the ordinary course of business which do not (A) interfere in any material respect with the business of FNIS or any of its material Restricted Subsidiaries or (B)) secure any Indebtedness (other than any obligation that is Indebtedness solely as a result of the operation of clause (e) of the definition thereof) and (ii) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by any Restricted Company or by a statutory provision to terminate any such lease, license, franchise, grant or permit or to require periodic payments as a condition to the continuance thereof;

(k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(l) Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, (ii) attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry and (iv) of financial institutions funding the Vault Cash Operations in the cash provided by such institutions for such Vault Cash Operations;

(m) Liens (i) (A) on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 2(h) and (l) and to be applied against the purchase price for such Investment, and (B) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 5 and (ii) on cash earnest money deposits made by any Restricted Company in connection with any letter of intent or purchase agreement permitted hereunder;

(n) Liens on property of any Foreign Subsidiary securing Indebtedness of such Foreign Subsidiary to the extent permitted under Section 3;

(o) Liens in favor of any Restricted Company securing Indebtedness permitted under Section 3(e) or other obligations other than Indebtedness owed by a Restricted Company to another Restricted Company;

(p) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary, in each case after the date hereof and any modifications, replacements, renewals or extensions thereof; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) in the case of Liens securing purchase money Indebtedness or Capitalized Leases, such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and after-acquired property subjected to a Lien pursuant to terms existing at the time of such acquisition, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition); provided that individual financings otherwise permitted to be secured hereunder provided by one Person (or its affiliates) may be cross collateralized to other such financings provided by such Person (or its affiliates), (iii) in the case of Liens securing Indebtedness other than purchase money Indebtedness or Capitalized Leases, such Liens do not extend to the property of any Person other than the Person acquired or formed to make such acquisition and the subsidiaries of such Person and (iv) the Indebtedness secured thereby (or, as applicable, any modifications, replacements, renewals or extensions thereof) is permitted under Section 3;

(q) Liens arising from precautionary UCC financing statement filings (or similar filings under applicable Law) regarding leases entered into by FNIS or any of its Restricted Subsidiaries in the ordinary course of business (and Liens consisting of the interests or title of the respective lessors thereunder);

(r) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by any Restricted Company in the ordinary course of business not prohibited by this Guaranty;

(s) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness (other than Indebtedness described in clause (e) of the definition thereof), (ii) relating to pooled deposit or sweep accounts of any Restricted Company to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of such Restricted Company and (iii) relating to purchase orders and other similar agreements entered into in the ordinary course of business;

(t) Liens securing obligations permitted under Section 3(u) to the extent specified therein;

(u) Liens on the assets of a Securitization Vehicle securing Indebtedness under any Securitization Financing permitted under Section 3(v);

(v) Liens securing the Specified Non-Recourse Indebtedness permitted under Section 3(f) to the extent specified therein; and

(w) other Liens securing Indebtedness or other obligations outstanding in an aggregate principal amount not to exceed the greater of (i) 5% of Total Consolidated Assets and (ii) $150,000,000.

Section 2. Investments. Make or hold any Investments, except:

(a) Investments by a Restricted Company in assets that were Cash Equivalents when such Investment was made, and the holding of cash at any time by a Restricted Company;

(b) loans or advances to directors, officers, members of management, employees and consultants of a Restricted Company in an aggregate amount not to exceed $20,000,000 at any time outstanding, for business related travel, entertainment, relocation and analogous ordinary business purposes or in connection with such Person’s purchase of Equity Interests of FNIS;

(c) Investments (i) by such FNIS Loan Party in any other FNIS Loan Party, (ii) by FNIS or any of its Domestic Subsidiaries in FNIS or any of its Domestic Subsidiaries, (iii) by any Restricted Subsidiary that is not a FNIS Loan Party in any Restricted Company and (iv) by any FNIS Loan Party in any Restricted Subsidiary that is not a FNIS Loan Party in an aggregate amount for all such Investments under this clause (iv) not to exceed, at the time such Investment is made and after giving effect to such Investment, the sum of (1) $100,000,000, plus (2) the amount (if positive) by which 5% of the Total Consolidated Assets exceeds the aggregate amount of all Investments in Unrestricted Subsidiaries made or deemed to be made pursuant to Section 2(n), plus (3) the aggregate amount of any cash repayment of or return on such Investments theretofore received by the FNIS Loan Parties;

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(e) Investments consisting of Liens, Indebtedness, Dispositions and Restricted Payments permitted under Sections 1, 3, 5 and 6, respectively;

(f) Investments existing or contemplated on the Closing Date (including those in the Brazilian Joint Venture) and set forth on Schedule 3 and any modification, replacement, renewal or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted by this Section 2;

(g) promissory notes and other noncash consideration received in connection with Dispositions permitted by Section 5;

(h) the purchase or other acquisition of all or substantially all of the property and assets or business of, any Person or of assets constituting a business unit, a line of business or division of such Person, or of more than 50% of the Equity Interests in a Person that, upon the consummation thereof, will be owned directly by FNIS or one or more of its wholly owned Subsidiaries (including as a result of a merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this Section 2(h) (each, a “Permitted Acquisition”):

(i) FNIS and any such newly created or acquired Subsidiary shall, or will within the times specified therein, have complied with the requirements of Section 12 of Annex C, as the case may be;

(ii) any Indebtedness incurred in connection with such acquisition by FNIS or any Restricted Subsidiary shall be permitted by Section 3;

(iii) (A) immediately before and immediately after giving Pro Forma Effect to any such purchase or other acquisition, no Event of Termination shall have occurred and be continuing and (B) immediately after giving effect to such purchase or other acquisition, FNIS shall be in

Pro Forma Compliance with all of the covenants set forth in Section 10, in each case such compliance to be determined on the basis of the financial information most recently delivered to the Agent and the Purchasers (either pursuant to Section 1 of Annex C or in any subsequent delivery of financial information by FNIS to the Agent prior to such purchase or other acquisition) as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby and, with respect to each such purchase or other acquisition having total consideration in excess of $100,000,000, evidenced by a certificate from the chief financial officer (or other equivalent officer) of FNIS demonstrating such compliance calculation in reasonable detail;

(iv) if the total consideration of such Permitted Acquisition exceeds $100,000,000, FNIS shall have delivered to the Agent, on behalf of the Purchasers, no later than five Business Days after the date on which any such purchase or other acquisition is consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Agent, certifying that all of the requirements set forth in this Section 2(h) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition; and

(v) such purchase or other acquisition was approved by the board of the directors (or other applicable governing body) of the Person being acquired;

(i) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of any Person and in settlement of obligations of, or other disputes with, any Person arising in the ordinary course of business and upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(j) Investments and transfers of funds among the Consolidated Companies that are made in accordance with the Cash Management Practices;

(k) advances of payroll payments to employees in the ordinary course of business;

(l) Guarantees by a Restricted Company of leases (other than Capitalized Leases) entered into in the ordinary course of business;

(m) Investments in the ordinary course consisting of endorsements for collection or deposit;

(n) Investments by Restricted Companies in Unrestricted Subsidiaries after the Closing Date (it being understood and agreed that the book value of the assets of an Unrestricted Subsidiary other than any Securitization Vehicle at the time of its designation as such pursuant to Section 6.14 of the FNIS Credit Agreement shall be deemed to be an Investment made in such Unrestricted Subsidiary in an amount equal to such book value, but if such Unrestricted Subsidiary is not wholly-owned by the Restricted Companies, only an amount proportional to such Restricted Companies’ ownership therein shall be included in this calculation) in an aggregate amount for all such Investments (less an amount equal to the book value of all Unrestricted Subsidiaries other than any Securitization Vehicle that, after the Closing Date, are redesignated by FNIS to be Restricted Subsidiaries, calculated as of the date of such redesignation) not to exceed for all Unrestricted Subsidiaries (other than Securitization Vehicles), at the time such Investment is made and after giving effect to such Investment, the sum of (i) an amount equal to 5% of the Total Consolidated Assets as of such time (net of any Investment made pursuant to Section 2(c)(iv)(2)), plus (ii) the aggregate amount of any cash repayment of or return on such Investments theretofore received by Restricted Companies after the Closing Date;

(o) Investments consisting of Swap Contracts entered into in the ordinary course of business and not for speculative purposes;

(p) Investments of funds held by the Exchange Companies for the benefit of their customers in connection with their like-kind-exchange operations;

(q) any Investment in a Securitization Vehicle or any Investment by a Securitization Vehicle in any other Person in connection with a Securitization Financing permitted by Section 3(v), including Investments of funds held in accounts permitted or required by the arrangements governing the Securitization Financing or any related Indebtedness; provided that any Investment in a Securitization Vehicle is in the form of a purchase money note, contribution of additional Securitization Assets or equity investments; and

(r) so long as immediately after giving effect to any such Investment, no Event of Termination has occurred and is continuing, other Investments in an aggregate amount for all such Investments (calculated using the actual amount of such Investments as funded by the Restricted Companies) not to exceed at any time the sum of (i) $250,000,000 and (ii) the aggregate amount of any cash repayment of or return on such Investments theretofore received by the Restricted Companies.

Section 3. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Permitted Subordinated Indebtedness;

(b) (i) Indebtedness of the Transaction Parties under the Transaction Documents, (A) Indebtedness of FNIS and any of its Restricted Subsidiaries under the FNIS Loan Documents and any Permitted Refinancing thereof and (B) Indebtedness of the Metavante Loan Parties under the Metavante Loan Documents and any Permitted Refinancing thereof;

(c) Indebtedness outstanding on the Closing Date and listed on Schedule 4 and any Permitted Refinancing thereof;

(d) Guarantees by a Restricted Company in respect of Indebtedness of another Restricted Company otherwise permitted hereunder; provided that (x) no Guarantee by any Restricted Company (other than FNIS) of any Permitted Subordinated Indebtedness (or any Permitted Refinancing thereof) shall be permitted unless such Restricted Company shall have also provided a Guarantee of the Obligations substantially on the terms set forth in this Guaranty in accordance with Section 12 of Annex C and (y) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Purchasers as those contained in the subordination of such Indebtedness;

(e) Indebtedness of a Restricted Company that constitutes an Investment permitted by Section 2;

(f) (i) Indebtedness incurred in the ordinary course of business by the Exchange Companies in connection with “1031 exchange” transactions under Section 1031 of the Code (or regulations promulgated thereunder, including Revenue Procedure 2000-37) that is limited in recourse to the properties (real or personal) which are the subject of such “1031 exchange” transactions and (ii) Indebtedness incurred in the ordinary course of business by the Leasing Companies in connection with their leasing business that is limited in recourse to the assets being financed by such Indebtedness (collectively, the “Specified Non-Recourse Indebtedness”);

(g) Indebtedness of Foreign Subsidiaries of FNIS;

(h) Indebtedness of a Restricted Company assumed in connection with any Permitted Acquisition and not incurred in contemplation thereof, and any Permitted Refinancing thereof;

(i) Indebtedness incurred by any Restricted Company representing deferred compensation to employees of a Restricted Company incurred in the ordinary course of business;

(j) Indebtedness consisting of promissory notes issued by any Restricted Company to future, present or former directors, officers, members of management, employees or consultants of FNIS or any of its Subsidiaries or their respective estates, heirs, family members, spouses or former spouses to finance the purchase or redemption of Equity Interests of FNIS permitted by Section 6;

(k) Indebtedness incurred by a Restricted Company in a Permitted Acquisition or Disposition under agreements providing for indemnification, the adjustment of the purchase price or similar adjustments;

(l) Indebtedness consisting of obligations of any Restricted Company under deferred compensation or other similar arrangements incurred by such Person in connection with Permitted Acquisitions;

(m) Indebtedness (including intercompany Indebtedness among the Consolidated Companies) in respect of the Cash Management Practices;

(n) obligations of the Consolidated Companies with respect to liabilities arising from the Vault Cash Operations;

(o) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations of a Restricted Company contained in supply arrangements, in each case, in the ordinary course of business;

(p) Indebtedness incurred by a Restricted Company constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to such similar reimbursement-type obligations; provided that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(q) obligations in respect of bid, performance, stay, customs, appeal and surety bonds and performance and completion guarantees provided by a Restricted Company or obligations in respect of letters of credit related thereto, in each case in the ordinary course of business or consistent with past practice;

(r) Guarantees by FNIS of Indebtedness permitted under this Section 3;

(s) Indebtedness in respect of Swap Contracts entered into in the ordinary course of business and not for speculative purposes;

(t) Indebtedness in respect of any letter of credit or bankers’ acceptance supporting trade payables, warehouse receipts or similar facilities entered into in the ordinary course of business;

(u) Indebtedness incurred in the ordinary course of business in connection with relocation service transactions and secured by the properties which are the subject of such transactions;

(v) Indebtedness incurred in connection with a receivables securitization transaction involving the Restricted Companies and a Securitization Vehicle (a “Securitization Financing”); provided that (i) such Indebtedness when incurred shall not exceed 100% of the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition, (ii) such Indebtedness is created and any Lien attaches to such property concurrently with or within forty-five (45) days of the acquisition thereof, and (iii) such Lien does not at any time encumber any property other than the property financed by such Indebtedness;

(w) Indebtedness (i) of the type described in clause (e) of the definition thereof subject to Liens permitted under Section 1 or (ii) secured by Liens permitted under Sections 1(e)(ii), 1(e)(iii), 1(f), or 1(r);

(x) other Indebtedness of Restricted Companies in an aggregate principal amount not to exceed the greater of (i) 10% of Total Consolidated Assets and (ii) $300,000,000 at any time outstanding; and

(y) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (x) above;

provided that at the time of incurrence or assumption of any Specified Debt described below, after giving effect to such Specified Debt, the aggregate principal amount of all Specified Debt shall not exceed the greater of $500,000,000 and 15% of Consolidated Shareholders’ Equity (the test set forth in this proviso is referred to herein as the “Specified Debt Test”). For purposes hereof, “Specified Debt” means, without duplication, (A) any Indebtedness of a FNIS Loan Party that is secured by Liens permitted to exist in reliance on any of clauses (a)(i), (n), (p) or (w) of Section 1 and (B) (1) any Indebtedness of a Restricted Subsidiary that is not a FNIS Loan Party that is permitted to exist in reliance on any of clauses (g), (h), (w)(i) (but only if the Liens securing such Indebtedness are permitted to exist in reliance on any of clauses (n), (p) or (w) of Section 1) or (x) of this Section 3 (the “Included Debt”) and (2) any Guarantee of Included Debt permitted by this Section 3.

Section 4. [Intentionally Omitted].

Section 5. Dispositions. Make any Disposition of any of its property to Persons that are not Restricted Companies except:

(a) Dispositions of obsolete, used, surplus or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Restricted Companies

(b) Dispositions of inventory in the ordinary course of business;

(c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(d) Dispositions pursuant to and in accordance with the Cash Management Practices and in connection with the Vault Cash Operations;

(e) Dispositions permitted by Sections 2 and 6 and Liens permitted by Section 1;

(f) Dispositions by any Restricted Company of property pursuant to sale-leaseback transactions; provided that (i) the fair market value of all property so Disposed of shall not exceed $100,000,000 from and after September 12, 2007 and (ii) the purchase price for such property shall be paid to such Restricted Company for not less than 75% cash consideration;

(g) Dispositions of cash and Cash Equivalents;

(h) Dispositions of accounts receivable in connection with the collection or compromise thereof;

(i) leases, subleases, licenses or sublicenses of property in the ordinary course of business and which do not materially interfere with the business of the Restricted Companies;

(j) transfers of property subject to Casualty Events upon receipt of the proceeds of such Casualty Event;

(k) Dispositions in the ordinary course of business consisting of the abandonment of intellectual property rights which, in the reasonable good faith determination of FNIS, are not material to the conduct of the business of the Restricted Companies;

(l) Dispositions of Investments in Joint Ventures to the extent required by, or made pursuant to buy/sell arrangements between the joint venture parties set forth in, joint venture arrangements and similar binding arrangements (i) in substantially the form as such arrangements are in effect on the Closing Date or (ii) to the extent that the net cash proceeds of such Disposition are either reinvested or applied to prepay loans pursuant to the terms of the FNIS Credit Agreement or the Metavante Credit Agreement;

(m) Dispositions of property to an Unrestricted Subsidiary; provided that to the extent constituting an Investment, such Investment must be an Investment permitted by Section 2;

(n) Dispositions of real property and related assets in the ordinary course of business in connection with relocation activities for directors, officers, members of management, employees or consultants of the Restricted Companies;

(o) Dispositions of tangible property in the ordinary course of business as part of a like-kind exchange under Section 1031 of the Code;

(p) voluntary terminations of Swap Contracts;

(q) Dispositions of Unrestricted Subsidiaries;

(r) Dispositions of Securitization Assets (or a fractional undivided interest therein) in a Securitization Financing permitted under Section 3(v); and

(s) Dispositions of property not otherwise permitted under this Section 5 by a Restricted Company to Persons that are not Affiliates of the Transaction Parties; provided that (i) such Disposition is made in good faith on an arms’ length basis and (ii) the net cash proceeds of such Disposition are either reinvested or applied to prepay loans pursuant to the terms of the FNIS Credit Agreement or the Metavante Credit Agreement.

Section 6. Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except:

(a) each Restricted Subsidiary may make Restricted Payments to any other Restricted Company (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to (i) any other Restricted Company and (ii) each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests);

(b) any Restricted Company may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Equity Interests) of such Person;

(c) so long as no Event of Termination shall have occurred and be continuing or would result therefrom, FNIS may make Restricted Payments;

(d) to the extent constituting Restricted Payments, FNIS and its Restricted Subsidiaries may enter into transactions expressly permitted by Section 5 and 8;

(e) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants; and

(f) FNIS may make cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of FNIS and its Restricted Companies.

Section 7. [Intentionally Omitted].

Section 8. Transactions With Affiliates. Enter into any transaction of any kind with any Affiliate of FNIS, whether or not in the ordinary course of business, other than (a) transactions among the Restricted Companies, (b) on fair and reasonable terms substantially as favorable to a Restricted Company as would be obtainable by such Restricted Company at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, (c) the payment of fees and expenses in connection with the consummation of the Acquisition, (d) [intentionally omitted], (e) loans and other transactions by FNIS and its Restricted Subsidiaries to the extent permitted under the covenants contained in this Annex D, (f) customary fees payable to any directors of FNIS and reimbursement of reasonable out of pocket costs of the directors of FNIS, (g) employment and severance arrangements between any Restricted Company and their officers and employees in the ordinary course of business, (h) payments by any Restricted Company pursuant to the tax sharing agreements among FNIS and its Subsidiaries on customary terms, (i) the payment of customary fees and indemnities to directors, officers and employees of FNIS and its Subsidiaries in the ordinary course of business, (j) transactions pursuant to agreements in existence on the Closing Date and set forth on Schedule 5 or any amendment thereto to the extent such an amendment is not adverse to the Purchasers in any material respect, (k) Restricted Payments permitted under Section 6, (l) any transaction with a Securitization Vehicle as part of a Securitization Financing permitted under Section 3(v), and (m) transactions engaged in by Restricted Companies with Unrestricted Subsidiaries in good faith to effect (A) the Cash Management Practices and Vault Cash Operations, (B) the operations, governance, administration and corporate overhead of the Consolidated Companies and (C) the tax management of the Consolidated Companies. For the purposes of this Section 8, (x) each Unrestricted Subsidiary shall be deemed to be an Affiliate of each Restricted Company and (y) neither Fidelity National Financial, Inc., a Delaware corporation, nor Lender Processing Services, Inc., a Delaware corporation, nor any of their respective direct or indirect Subsidiaries, shall be deemed to be an

Affiliate of the Restricted Companies solely due to overlapping officers or directors.

Section 9. Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Guaranty, any other Transaction Document, any FNIS Loan Document or any Metavante Loan Document) that limits the ability of any Restricted Subsidiary to make Restricted Payments to any Transaction Party or to otherwise transfer property to or invest in any Transaction Party, provided that the foregoing shall not apply to Contractual Obligations which (i) (x) exist on the Closing Date and (to the extent not otherwise permitted by this Section 9) are listed on Schedule 6 hereto and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of such restrictions that are contained in such Contractual Obligation, (ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary, (iii) arise in connection with any Disposition permitted by Section 5, (iv) are customary provisions in joint venture agreements and other similar agreements applicable to Joint Ventures permitted under Section 2 and applicable solely to such Joint Venture entered into in the ordinary course of business, (v) are negative pledges in favor of any holder of Indebtedness permitted under Section 3 but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness, (vi) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions may relate to the assets subject thereto, (vii) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest, or (viii) are customary provisions restricting assignment or transfer of any agreement entered into in the ordinary course of business.

Section 10. Financial Covenants. (a) Maximum Leverage Ratio. Permit the Leverage Ratio as of the end of any fiscal quarter of FNIS set forth below to be greater than the ratio set forth below opposite the applicable period ending date:

Period Ending Date	Leverage Ratio
December 31, 2009	3.5:1.0
March 31, 2010 and thereafter	3.25:1.0

(a) Minimum Interest Coverage Ratio. Permit the Interest Coverage Ratio as of the end of any fiscal quarter of FNIS set forth below to be less than the ratio set forth below opposite the applicable period ending date:

Period Ending Date	Interest Coverage Ratio

December 31, 2009 and thereafter	4.00:1.0

Section 11. Prepayments, Etc. of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled interest shall be permitted) any Permitted Subordinated Indebtedness or make any payment in violation of any subordination terms of any Permitted Subordinated Indebtedness, except (i) the refinancing thereof with the proceeds of any Permitted Subordinated Indebtedness or with the proceeds of any issuance of Equity Interests (other than Disqualified Equity Interests) of any Consolidated Company, (ii) the conversion of any Permitted Subordinated Indebtedness to Equity Interests (other than Disqualified Equity Interests) and (iii) so long as no Event of Termination has occurred and is continuing or would result therefrom, prepayments, redemptions or repurchases of Permitted Subordinated Indebtedness if after giving effect to such prepayment, redemption or repurchase, the Leverage Ratio, calculated on a Pro Forma Basis, shall not be greater than 3.25:1 (and, in the case of any such prepayment, redemption or repurchase pursuant to this clause (iii) in respect of aggregate principal amounts exceeding $25,000,000 in any fiscal year, evidenced by a certificate from a Responsible Officer of FNIS demonstrating such compliance calculation in reasonable detail).

Annex E

to the Guaranty Agreement

FORM OF GUARANTY SUPPLEMENT

                     ,

JPMorgan Chase Bank, N.A., as Agent

[                                         ]

Attention:

Re: the Receivables Purchase Agreement dated as of October 1, 2009 (the “Receivables Purchase Agreement”) among FIS Receivables SPV, LLC, Fidelity National Information Services, Inc., as servicer, the parties serving as receivables administrators, the purchasers party thereto, and JPMorgan Chase Bank, N.A., as collateral agent and administrative agent

Ladies and Gentlemen:

Reference is made to (i) the Receivables Purchase Agreement and (ii) the Guaranty Agreement dated as of October 1, 2009, made by the Subsidiary Guarantors party thereto in favor of the Guaranteed Parties described therein (such Guaranty Agreement, as in effect on the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, together with this Guaranty Supplement (this “Guaranty Supplement”), being the “Guaranty”). The capitalized terms defined in the Guaranty or in the Receivables Purchase Agreement and not otherwise defined herein are used herein as therein defined.

Section 1. Guaranty; Limitation of Liability. (a) The undersigned hereby, jointly and severally with the other Guarantors, absolutely, unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, the punctual payment and performance when due, whether at scheduled maturity or by acceleration, demand or otherwise, of all of its Guaranteed Obligations. Without limiting the generality of the foregoing, the undersigned’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the SPV to any Guaranteed Party under or in respect of the Transaction Documents but for the fact that they are unenforceable, rejected, rejectable or otherwise not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the SPV.

(b) The undersigned, and by its acceptance of this Guaranty Supplement, the Agent, on behalf of itself and each other Guaranteed Party,

hereby confirms that it is the intention of all such Persons that this Guaranty Supplement, the Guaranty and the Guaranteed Obligations of the undersigned hereunder and thereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty Supplement and the Guaranteed Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Agent, the other Guaranteed Parties and the undersigned hereby irrevocably agree that the Guaranteed Obligations of the undersigned Guarantor under this Guaranty Supplement and the Guaranty at any time shall be limited to the maximum amount as will result in the Guaranteed Obligations of the undersigned under this Guaranty Supplement and the Guaranty not constituting a fraudulent transfer or conveyance under Bankruptcy Law or any comparable provision of applicable law.

(c) Subject to Section 4 of the Subsidiary Guaranty, the undersigned hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Guaranteed Party under this Guaranty Supplement, the Subsidiary Guaranty, or any other guaranty, the undersigned will contribute, to the maximum extent permitted by applicable law, such amounts to each other Guarantor so as to maximize the aggregate amount paid to the Guaranteed Parties under or in respect of the Transaction Documents.

(d) The undersigned hereby agrees that any Indebtedness owed by it to another Transaction Party shall be subordinated to the Guaranteed Obligations of the undersigned and that any Indebtedness owed to it by another Transaction Party shall be subordinated to the Guaranteed Obligations of such other Transaction Party, it being understood that the undersigned or such other Transaction Party, as the case may be, may make payments on such intercompany Indebtedness unless an Event of Termination has occurred and is continuing. The undersigned further agrees that its guaranty hereunder constitutes a guarantee of payment when due and not of collection.

Section 2. Guaranteed Obligations Under the Guaranty. The undersigned hereby agrees, as of the date first above written, to be bound as a Guarantor by all of the terms and conditions of the Guaranty to the same extent as each of the other Guarantors thereunder. The undersigned further agrees, as of the date first above written, that each reference in the Subsidiary Guaranty to an “Additional Subsidiary Guarantor”, a “Subsidiary Guarantor”, or a “Guarantor” shall also mean and be a reference to the undersigned, and each reference in any other Transaction Document to a “Subsidiary Guarantor”, “Guarantor” or a “Transaction Party” shall also mean and be a reference to the undersigned.

Section 3. Delivery by Telecopier. This Guaranty Supplement may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty Supplement by telecopier or electronic mail shall be effective as delivery of an original executed counterpart of this Guaranty Supplement.

Section 4. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL, ETC. (a) THIS GUARANTY SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY SUPPLEMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

(c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

Very truly yours,

[NAME OF ADDITIONAL SUBSIDIARY GUARANTOR]

By:
Name:
Title:

Accepted and agreed:

JPMORGAN CHASE BANK, N.A., as Agent

By:
Name:
Title:

A-4